Exhibit 10(y)

AMENDMENT NO. 1
TO
GE 1990 LONG-TERM INCENTIVE PLAN

          The GE 1990 Long-Term Incentive Plan, as Amended and Restated as of August 1, 1997 (the "1990 Plan") is hereby amended as follows.

          1. Section 4(a)(i) is hereby deleted in its entirety and replaced with the following:

          (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b):

          (i) CALCULATION OF NUMBER OF SHARES AVAILABLE. The number of Shares available for granting Awards under the Plan in each calendar year or, in the case of the years 1990 and 2007, part thereof shall be ninety-five one-hundredths of one percent (0.95%) of the issued Shares (including, without limitation, treasury Shares) as of the first day of such year. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or by an award granted under the 1983 Plan, or to which such an Award or award relates, are forfeited, or if an Award or award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan. Notwithstanding the foregoing, but subject to adjustment as provided in Section 4(b), no more than one hundred million (100,000,000) Shares shall be cumulatively available for delivery pursuant to the exercise of Incentive Stock Options

          2. The cumulative number of Shares that were carried forward in prior years and made available for Awards pursuant to Section 4(a)(i) of the Plan as it was in effect prior to this amendment shall be eliminated from the pool of Shares available for granting Awards as of December 31, 2002.

          3.  Except as otherwise specifically provided in this Amendment No. 1, the provisions of the 1990 Plan shall continue to be in full force and effect.

          4. This Amendment No. 1 will remain in full force and effect so long as the 1990 Plan remains in effect. Capitalized terms not otherwise defined herein have the meaning given in the Plan.

          Dated: December 31, 2002

          Note: The numbers of shares of stock set forth herein have been adjusted to give effect to stock splits effective before the restatement of the Pan effective August 1, 1997, but have not been adjusted to give effect to the 3-for-1 stock split effective April 27, 2000.